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                                                                    Exhibit 10.3

                     2005 IROBOT INCENTIVE COMPENSATION PLAN

2005 STRATEGIC GOAL

In 2005, our goal is to become a great company capable of leading a skeptical world into a new era of practical automation - the era of Commercial Robotics. We commit to four strategic objectives in support of this overarching goal:

          1. Improved Customer Experience. We will continually improve our products focusing on reducing defects, increasing product lifetime and delivering out-of-the-box experiences that exceed customer expectations.

          2. Public Financial Performance. We will demonstrate to the world that we have a solid business model with predictable revenue and profit growth.

          3. Talent Leadership. This year we will increase our capabilities at recruiting and developing high-caliber talent, and improve our work environment.

          4. Boundary-less Innovation. We will strive to create broader and richer products that contain interfaces to, and integrate technologies from, other companies and academia.

INCENTIVE PLAN OVERVIEW

The 2005 Incentive Compensation Plan (the "Plan") rewards and recognizes our employees for company and divisional performance. The Plan is designed to align our compensation with the multidimensional objectives of iRobot, encourage whole-company thinking and enable employees to share in the Company's success. By focusing the Company on a few, measurable objectives that we can all impact, we will succeed at what is most important in 2005. Although there are four strategic objectives, the Plan rewards us for those objectives that we can impact and that are measurable: improved customer experience and public financial performance.

As a corporation, we have two financial objectives and one process objective:

     - Revenue growth -- As a growth company, we must increase our top line revenue and maintain our leadership position. iRobot is the industry pioneer and we must demonstrate that we have a predictable business model.

     - Profitability -- Profitability is the most important criteria in a company's valuation, and meeting our business plan profit goals will give us credibility in the investment community.

     - Act like a public company -- We intend to conduct ourselves as if we were a public company and that means that we must develop business policies and procedures that can pass the test of the requirements of Sarbanes-Oxley. To meet these requirements, we must improve our financial process and provide speedy, accurate financial results to our managers and investors.

Our divisions also have strategic objectives:


2005 Incentive Compensation Plan (as amended)
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     -    Total gross profit -- To fund our innovation, we must achieve superior total gross profit, an important financial metric. Total gross profit is revenue less total cost of revenue including product cost, contract cost and overhead as a percent of revenue. This metric, which is used by the financial community in determining our valuation, demonstrates our ability to scale product and earn money.

     - Customer loyalty and quality -- We are also committed to improving our customer experience as measured by customer loyalty and improved product and quality. We are putting the spotlight on our customers to improve the experience they have with our products, increasing brand value, word of mouth sales, and our reputation in the marketplace. We must continually improve our product performance and product quality to maintain our value proposition over the long term.

     - Innovate great products -- We must earn our leadership position every day by continuing to innovate. Our future depends on "adding legs to the stool;" a successful 2005 includes the introduction of several new products in each division.

On a quarterly basis, we will provide employees and the Board a report card of how we are doing relative to each objective. This will enable each of us to make changes that will contribute to performance improvements enabling our success.

METRICS AND HOW THE PLAN WORKS

The Plan is funded when iRobot meets key metrics that demonstrate we have achieved our objectives. The summary below describes the metrics, the weightings for each metric and the funding formula.

The Company-wide metrics apply to incentives for all employees. The Consumer and Government and Industrial (G & I) metrics are used to determine employee incentives in those divisions. Employees in the Corporate Division receive divisional bonuses based on an average achievement score of the Consumer and G&I Divisions.


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                                   COMPANY-WIDE

                                 Funding Threshold &
                                   Funding Formula       100% Funding
 Weighting         Metric          below Objective       At Objective    Funding Formula above Objective
-----------   ----------------   -------------------   ---------------   -------------------------------
[REDACTED]%   Pre-tax earnings   $[REDACTED] is the    $[REDACTED]       At $[REDACTED] funding is 110%
                                 funding threshold.                      of target. For every $[REDACTED]
                                 Funding increases                       increase in pre-tax earnings
                                 ratably between                         above $[REDACTED], funding
                                 $[REDACTED] and                         increases by another 10% pts.
                                 $[REDACTED]                             Funding increases ratably
                                                                         between each threshold.

[REDACTED]%   Revenue            $[REDACTED] is the    $[REDACTED]       For every 1% pt increase in
                                 funding threshold.                      revenue there is a 1% pt
                                 Funding increases                       increase in funding until
                                 ratably between                         $[REDACTED] is attained
                                 $[REDACTED] and                         (funding is 120%). At
                                 $[REDACTED]                             $[REDACTED] for every 1% pt
                                                                         increase in revenue, there is a
                                                                         2% pt increase in funding.

[REDACTED]%   Sarbanes-Oxley     Discretionary based   100% compliance   N/A
              Compliance         on Board              based on third
              based on third                           party testing.
              party testing


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                                CONSUMER DIVISION

                                   Funding Threshold & Formula
 Weighting          Metric               below Objective         100% Funding At Objective
-----------   ------------------   ---------------------------   -------------------------
[REDACTED]%   Total gross profit   At [REDACTED]% total gross    [REDACTED]%
              (1)                  profit, 50% of the fund
                                   will be paid. Funding
                                   increases ratably between
                                   [REDACTED]% and
                                   [REDACTED]%.

[REDACTED]%   Net Promoter Score   NA                            [REDACTED] annual average
(4)           (2)

              Return Expense as    At [REDACTED]%, no bonus      [REDACTED]%
              % of Accrued         will be paid. Funding
              Return Expense (3)   increases ratably between 0
                                   at [REDACTED]% and 100% at
                                   [REDACTED]%.

[REDACTED]%   Scooba(TM)           NA                            [REDACTED]

[REDACTED]%   Scheduler                                          [REDACTED]

(1) Total gross profit is defined as total revenue less total cost of revenues including product cost, contract cost and overhead as a percent of revenue.

(2) Net Promoter Score is a metric used to determine our customer loyalty, eg the likelihood that a customer will buy an iRobot product again. Customers are asked the question "How likely is it that you would recommend iRobot to a friend or colleague?" on a scale of 0 (not likely at all) to ten (extremely likely). Then, the percentage of detractors, those who respond with zero to six, is subtracted from the percentage of promoters, those who respond with nine or ten and the remaining number is known as the net promoter score. Across all industries the baseline score is 16-18. As a growth company iRobot must have a score exceeding industry norms. We have a corporate goal of achieving a net promoter score of [REDACTED] for 2005, which represents a [REDACTED]% improvement over the score of [REDACTED] achieved in 2004.

(3) Unlike other metrics which are based on our fiscal year, this calculation will be done on the basis of Feb 1, 2005 to Jan. 31, 2006 to reflect the impact of returns from the Christmas buying season.


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                                  G&I Division

 Weighting           Metric         Funding Threshold & Formula below Objective   100% Funding at Objective
-----------   -------------------   -------------------------------------------   -------------------------
[REDACTED]%   Total gross profit    At [REDACTED]% total gross profit, 50% of     [REDACTED]%
                                    the fund will be paid. Funding increases
                                    ratably between [REDACTED]% and
                                    [REDACTED]%.

[REDACTED]%   Funded R&D            Funding begins at $[REDACTED]                 $[REDACTED]

[REDACTED]%   Customer              NA                                            Q1 establish metric
(2)           Satisfaction Index                                                  Q2 baseline
                                                                                  Q3 measure relative to
                                                                                  baseline
                                                                                  Q4 score of "good"

              Warranty Costs        $[REDACTED] is 0 funding and increases        $[REDACTED]
                                    ratably to $[REDACTED](3)

[REDACTED]%   rGator                NA                                            In 2005, [REDACTED]
(2)           PackBot(R) MTRS                                                     In 2005, [REDACTED]
              PackBot(R) Explorer                                                 In 2005, [REDACTED]

(1) Total gross profit is defined as revenue less total cost of revenue including product cost, contract cost and overhead as a percent of revenue.

(2)  Each metric is weighted equally.

(3) The warranty cost goal will be adjusted as appropriate based on the unit volume sold vs the unit volume budgeted for the year.


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                               PLAN ADMINISTRATION

Eligibility - Regular, full-time iRobot employees hired before September 30, 2005, are eligible to participate in the 2005 Incentive Compensation Plan.

Regular Pay - Awards are calculated using regular pay (base salary for exempt employees or hourly rate x forty hours for nonexempt employees) earned during the year.

Hires in 2005 - Employees hired during 2005 fiscal year (on or before September 30, 2005) will receive awards calculated using their regular pay earned during the year. Employees hired on or after October 1, 2005, are not eligible for a 2005 award.

Leaves of Absence - Employees who have taken a leave of absence during the year will receive awards calculated using their regular pay earned during the year.

Transfers between Divisions - All employees have been assigned to a division and the divisional portion of the award is calculated based on that assignment. If an employee transfers between divisions during the year, their bonus will be handled on a case-by-case basis.

Award Payout - Awards are paid in March 2006, and you must be an active iRobot employee in good standing on the date of the incentive payout to receive an award. This means that you must have a performance rating of 2 or better to receive an award.

The Incentive Compensation Plan and its funding are subject to approval by the Board of Directors. All decisions regarding administration of the Plan are at the sole discretion of the Company's Top Management.

iRobot reserves the right in its absolute discretion to abolish the Plan at any time or to alter the terms and conditions under which incentive compensation will be paid. Such discretion may be exercised any time during 2005 or in 2006 prior to payment of incentive compensation. No participant shall have any vested right to receive any compensation hereunder until actual delivery of such compensation.


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